UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 21, 2009
NetREIT
(Exact name of registrant as specified on is charter)

CALIFORNIA (State of other jurisdiction of incorporation)	000-53673 (Commission File Number)	33-0841255 (I.R.S. Employer Identification No.)
1282 Pacific Oaks Place
Escondido, California 92029
(Address of principal executive offices) (Zip Code)
(760) 471-8536
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
See Item 2.01, which is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 21, 2009, NetREIT (“Company”) completed the acquisition of Monterey Palms Self-Storage (“Monterey Palms”) located at 73230 Varner Road, Thousand Palms, California (“Property”) from the seller, Monterey Palms Self-Storage, LLC. The purchase price for the Property was $6,200,000. The Company paid the purchase price through a cash payment of $1,504,383 which was applied to closing costs and fees and to an existing loan secured by the Property, and assumed a nonrecourse, variable interest rate, Promissory Note with a principal balance after the closing of $4,695,617. The loan has a 30-year amortization, a maturity date of March 1, 2034, and the variable interest rate is calculated using the lowest New York prime rate in effect on the first day of the month as published in the money rate section of the West Cost edition of the Wall Street Journal added to the margin of 0.500%. The current interest rate is 5.50%; the floor interest rate is 5.50% and the ceiling interest rate is 10.50%. The lender of the Promissory Note is La Jolla Bank, Escondido, California
The Property is nine (9) single story, Class A buildings, constructed of reinforced concrete masonry and metal construction with 113,126 rentable square feet comprised of 549 storage units which range in size from 25 to 300 square feet, and 94 enclosed RV and boat storage units that range in size from 150 to 600 square feet. The Property was built in 2007 and sits on approximately 5.5 acres or 238,273 square feet. The Property is located in the Palm Desert/Thousand Palms area adjacent to the Interstate 10 freeway in Riverside County.
The Company also entered into an agreement on August 21, 2009, appointing CHG Properties Inc, a California Corporation and wholly-owned subsidiary of NetREIT, the manager of the Property for a management fee of five percent (5%) of the gross income.
ITEM 9.01. Financial Statements and Exhibits.
a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no audited financials are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before November 6, 2009 by amendment to this Form 8-K.

b)	Pro forma financial information.

See paragraph 9.01(a) above.

d)	Exhibits.

Exhibit Number	Description

10.7	Loan Assumption and Security Agreement, and Note Modification Agreement
10.8	Promissory Note
SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT
Date: August 27, 2009	By:	/s/ Kenneth Elsberry
		Name:	Kenneth Elsberry
		Title:	Chief Financial Officer